EXHIBIT 99.1
To Form 8-K dated July 22, 2010

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085

William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825

SEACOAST REPORTS RESULTS FOR
SECOND QUARTER 2010

– Nonperforming loans declined by 28.3% over the last twelve months, 5.6% for the quarter

– Risk based capital ratio strengthened to 18.9%

– Average low cost deposits (NOW & savings) increased 16.4% annualized during the quarter

– Average demand deposits increased 11.5% annualized during the quarter

– Deposit cost declines below 1%

STUART, FL., July 22, 2010 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, today reported a second quarter 2010 net loss of $13.8 million, compared to a net loss of $63.0 million for the second quarter of 2009 and a net loss of $1.6 million for the first quarter this year. Including preferred stock dividends and accretion of $937,000, the net loss applicable to common shareholders was $14.7 million or $0.25 per average common diluted share for the second quarter, compared to a net loss of $63.9 million or $3.35 per average common diluted share for the second quarter of 2009. A non-cash goodwill impairment charge of $49.8 million was recognized in the second quarter of 2009, adding $2.61 to the net loss per share.

Capital ratios improved during the quarter and over the prior year with the total risk based capital ratio increasing to 18.9 percent (estimated) at June 30, 2010, compared with 15.3 percent in the prior quarter and 13.4 percent the prior year.

Nonperforming loans fell for the third consecutive quarter to 6.99 percent of loans outstanding compared with a peak level of 10.23 percent at September 30, 2009 as new problem credit inflows continue to moderate.

Results for the quarter were impacted by loans sold totaling $23.5 million with total charge-offs of $9.3 million and continued weakness in real estate which serves as collateral for most of the Company’s nonperforming assets. The Company recorded a $16.8 million provision for credit losses in the second quarter compared to $2.1 million for the first quarter and $26.2 million for the second quarter of 2009. The allowance for loan losses as a percentage of loans held for investment was 3.10 percent at June 30, 2010, compared to 3.18 percent for the first quarter this year and 2.75 percent at June 30, 2009. The small reduction in the allowance for the quarter is consistent with lower overall risk in the loan portfolio as both the concentration and loan size have been reduced, particularly in the construction and land development portfolios.

Loan Portfolio Risk Reduction Update

Construction and land development portfolios are declining and risk is being reduced. These portfolios have been the primary source of increases in both nonperforming loans and loan losses over the past three years.

Dollars in millions
Construction and Land
Development Loans	High Point		June 30, 2009	March 31, 2010	June 30, 2010
Residential	$351.6	3/31/2007	$96.7	$41.1	$32.5
Commercial	242.4	12/31/2007	166.8	72.6	38.8
Individuals	91.3	12/31/2006	44.2	37.6	35.6

	$627.0	9/30/2007	$307.7	$151.3	$106.9

Total as a percentage of total loans			19%	11%	8%
Total as a percentage of tier 1 risk
based capital and allowance for
loan losses			133%	65%	40%

“Consistent with the specific plans we have been executing to reduce credit risk, we made significant progress this quarter in further reducing our exposures to construction and development loans”, said Dennis S. Hudson, III, Chairman and Chief Executive Officer.  “This effort, which started over two years ago, along with $50 million in gross proceeds from a capital raise in the second quarter, reduced our total exposure to construction and development loans and commercial real estate loans significantly below regulatory concentration thresholds. Our continued progress in reducing exposures to construction and development loans will be key to lower credit costs and earnings improvements in future quarters.”

Highlights include:

•	Nonperforming assets continued to improve from their peak in the third quarter 2009, declining by $5.5 million compared to the first quarter 2010 and $40.1 million from a year ago. Nonperforming assets now comprise 5.25% of total assets, down from 7.02% at June 30, 2009 and 8.45% at September 30, 2009;

•	Internally criticized and classified loans, which grew significantly from 2007 until June 30, 2009 as a result of deteriorating market conditions, continued declining during this quarter; and

•	Residential construction and development exposure was reduced to $32.5 million compared with a high of $351.6 million in 2007. Total construction and development loans declined by 29.3 percent during the quarter, representing significant continued progress in reducing overall credit risk.

We have for some time been focused on building upon our strong deposit customer franchise with specific initiatives designed to further improve performance in response to significant consolidation of larger competitors and the failure of smaller banks in our markets. Growth rates for core deposit products accelerated during the quarter which significantly improved deposit mix and reduced our deposit cost below 1% for the first time in the company’s history.

Highlights include:

•	Average cost of deposits for the second quarter totaled 0.94 percent, down 9 basis points from the first quarter of 2010;

•	Average noninterest bearing deposits for the second quarter totaled $280.0 million, up $7.9 million or 11.5 percent annualized compared to first quarter of 2010;

•	7,410 new households and 9,372 new personal checking accounts have been opened over the last twelve months;

•	Deposits, excluding time deposits, totaled 67.3 percent of total deposits at June 30, 2010, compared to 60.6 percent a year earlier; and

•	Liquidity remained strong, supported by a diverse local retail and commercial deposit base, no overnight borrowings and approximately $700 million in excess liquidity sources, including $283 million of cash available at June 30, 2010.

Construction and land development loans have been reduced through early recognition of the potential for portfolio weakness in the first quarter of 2007 when the housing market began to slow, aggressive collection and liquidation activities with borrowers, together with liquidations achieved through the sale of larger problem loans since 2008. Total construction and land development loans have been reduced 83 percent to $106.9 million, compared with the high point in 2007, with over $200 million of these reductions over the past four quarters. Residential construction and land development loans, which have produced extremely high loss experience over the past two years, have been reduced to $32.5 million or down by 91 percent compared to the high point in 2007. Portfolio liquidation for residential construction and development loans has also been focused on large loan exposures. Large balance (over $4 million) residential construction and land development loans have been reduced by $40.2 million to only $10.2 million over the past six quarters, all of which is classified nonaccrual.

Commercial real estate mortgage loans remain well diversified (as shown in the attached table) with all but three categories of exposure at less than 25 percent of tier one capital and the allowance for loan losses. As of June 30, 2010 total exposure for this portfolio represents 213% of tier one capital and the allowance for loan losses. While, over time, the Company may see further deterioration in this portfolio as a result of continuing economic weakness, we expect a much lower level of loss potential than has been experienced for the construction and land development portfolios.

Problem Loan Management and Loss Mitigation Update
Nonaccrual Loans
June 30, 2010

				Restructured
	Nonaccrual Loans			Loans (Accruing)
Dollars in thousands	Non Current	Current*	Total

Construction and land development
Residential	$16,074	$73	$16,147	$4,697
Commercial	26,718	0	26,718	486
Individual	1,821	135	1,956	3,343
Residential Mortgage	12,470	1,969	14,439	19,256
Commercial Real Estate Mortgage	13,674	11,240	24,914	36,595
Commercial and Financial	61	4,731	4,792	0
Installment loans to individuals	1,288	631	1,919	499
TOTAL	$72,106	$18,779	$90,885	$64,876

*Loans classified as nonaccrual and less than 30 days past due.

Nonperforming loans declined by $5.4 million from March 31, 2010 to $90.9 million at June 30, 2010. Nonperforming loans also include restructured loans that are currently classified as nonaccruing. Company policy requires troubled debt restructures to be classified as nonaccrual loans (under certain circumstances) until performance can be verified (typically six months). We will continue to pursue troubled debt restructures in selected cases where we expect to achieve better liquidation values than may be expected through other traditional collection activities. During the quarter, we also worked with retail mortgage customers, when possible, to achieve lower payment structures in an effort to avoid foreclosure and keep families in their homes. Restructured accruing loans totaled $64.9 million at June 30, 2010, up $4.8 million, all related to retail mortgage customers. A total of 28 applications were received seeking restructured mortgages, compared to 37 the first quarter and 48 in the fourth quarter of last year. Restructured loans included in nonaccruing loans totaled $30.1 million at June 30, 2010, compared with $35.5 million at March 31, 2010.

During the quarter we saw improvements in past due loans. Early stage delinquency improved in the residential mortgage loan portfolio and remained modest in other loan portfolios. Accruing residential mortgage loans (including home equity lines) 30-89 days past due declined to $5.1 million from $5.3 million, and loans 90 days past due declined to zero from $163,000 on a linked quarter basis.

Other real estate owned (“OREO”) was unchanged from March 31, 2010, but declined by $4.2 million to $19.0 million year over year, reflecting ongoing sales and liquidations. OREO is expected to increase over the next few quarters as we conclude liquidation and resolution of nonaccrual loans. During the quarter and over the past year, resources were positioned to help accelerate the marketing and liquidation of assets in this portfolio and the nonperforming loans.

Earnings (before the provision for loan losses, goodwill impairment and taxes) for the quarter totaled approximately $3.0 million, down from $4.3 million in the second quarter 2009, the result of lower net interest income of $2.7 million, lower operating expenses of $2.0 million (noninterest expenses excluding goodwill impairment taken in the second quarter of 2009) and lower noninterest income down approximately $600,000 over the second quarter of 2009. Net interest income did benefit from the improved deposit mix and deposit re-pricing during the quarter, but was offset by negative loan growth, and declining asset yields due to the current low interest rate environment.

Net interest income for the first six months of 2010 (on a tax equivalent basis) was $33.6 million, a decline of $3.7 million from a year ago as a result of lower deposit costs and lower rates paid on all interest bearing liabilities, decreased yield on investments, a decline in loan volumes, lower loan yields and over $221.9 million of average cash liquidity compared to $91.4 million during the first six months of 2009. The net interest margin for the second quarter totaled 3.27 percent, down 21 basis points compared to the first quarter 2010, and was 38 basis points lower than in second quarter 2009.

Noninterest income, excluding securities gains and losses, totaled $4.6 million, up $40,000 linked quarter, due to an increase of $80,000 in service charges on deposits, $94,000 in debit card and other EFT fees as a result of increased households and customer accounts, as well as improved revenue related to mortgage banking fees, offset by seasonal declines in fees from merchant services, marine finance and wealth management. Wealth management and marine finance fees continue to be impacted by the challenging economic conditions. Mortgage production was up compared to the first quarter of 2010 with revenues at $464,000, and totaled $885,000 for the first half of 2010, $102,000 lower than the first six months last year.

Noninterest expenses for the second quarter totaled $19.2 million, $2.0 million lower than in the second quarter 2009, excluding the effect of the goodwill impairment in 2009. Salaries, wages and benefits (excluding one-time severance payments) for the second quarter 2010 declined $349,000 or 4.2 percent from a year ago, and were $542,000 lower for the first six months compared to the same period in 2009, as a result of consolidation of branches and centralization of management by combining markets. Cost reductions were also achieved in backroom support areas, with expenditures for communications, occupancy, and furniture and equipment all declining compared to the prior year. Increasing this year were costs related to foreclosed and repossessed asset management activities, which increased by $2.5 million compared to the first six months of 2009, as well as higher legal and professional fees related to outside consulting assistance to the board of directors related to strategic planning and risk management.

The Company’s residential lending group has produced solid, quality mortgage loan growth in 2010. A total of 266 applications were accepted in the second quarter 2010 for total loans of $51 million, and 538 applications were taken in the first six months for $107 million. Closed mortgage loans totaled $33 million for the quarter, similar to the first quarter 2010. A total of $24 million in residential mortgage loans were sold in the second quarter of 2010. Over the first six months of 2010, a total of $46 million in residential mortgage loans were sold, and $20 million were added to the portfolio.

The Company’s retail core deposit focus has produced strong growth in core deposit customer relationships and has resulted in increased balances, which offset planned run-off of certificates of deposit as these matured in the second quarter 2010. The improved deposit mix and lower rates paid on interest bearing deposits during the second quarter reduced the overall cost of total deposits to 0.94 percent, 9 basis points lower than in the first quarter 2010.

Total deposits at quarter end June 30, 2010 were lower compared to March 31, 2010, due to a planned deposit runoff of customers with single-service certificates of deposit and brokered certificates as they matured. In addition, noninterest bearing demand, NOW, MMDA and savings balances combined increased $89.3 million or 8.4 percent from a year ago. The mix of deposits improved with average time deposits declining $60.9 million, other lower cost average interest bearing NOW and savings deposits increasing $34.9 million or 16.4 percent annualized, and average demand deposits increasing $7.8 million or 11.5 percent annualized compared to the first quarter 2010. The average cost of interest bearing core deposits (NOW, savings and MMDA) during the second quarter was 0.56 percent, down 15 basis points from the second quarter of 2009. The interest rates paid on certificate of deposit rates were also lower compared to the second quarter last year and totaled 1.99 percent during the second quarter 2010, a decline of 81 basis points. The average cost of total interest bearing liabilities was 1.17 percent, down 8 basis points compared to the first quarter 2010.

Average deposits totaled $1.739 billion for the second quarter 2010, $18 million less than in the first quarter 2010 and $34 million less compared to last year’s second quarter averages, due primarily to lower average brokered certificate of deposit balances and planned reduction of single-service time deposit customers. Total average sweep repurchase agreements declined during the quarter, as a result of normal seasonal funding trends for the Company’s public deposit customers. Total deposits at June 30, 2010 declined $41 million compared to the prior year due to planned declines in brokered and single-service certificates of deposit. Brokered certificates of deposit totaled $19.8 million at June 30, 2010, down $44.5 million compared to second quarter 2009. Core interest bearing deposits totaled $877.5 million, up $97.2 million compared to the second quarter last year as a result of the successful retail core deposit strategy implemented last year. As previously reported, the Company has experienced strong growth in core deposit customer relationships since implementing the new strategy. A total of 7,410 new households, up 4.8%, have added 9,372 new personal checking accounts, an increase of 1.5% over the last twelve months. These new relationships have improved market share and increased our average services per household. In addition, the new relationships have increased their balances at account opening during the first six months by 19 percent to an average of $26,501.

Seacoast will host a conference call on Friday, July 23, 2010 at 9:30 a.m. (Eastern Time) to discuss the earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2464 (passcode: 5785075; host: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”. A replay of the call will be available for one month, beginning the afternoon of July 23, by dialing (877) 213-9653 (domestic), using the passcode 5785075#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at www.seacoastbanking.net. The link is located in the subsection “Presentations” under the heading “Investor Services”. Beginning the afternoon of July 23, 2010, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

Seacoast, with approximately $2.1 billion in assets, is one of the largest independent commercial banking organizations in Florida. Seacoast has 39 offices in South and Central Florida and is headquartered on Florida’s Treasure Coast, which is one of the wealthiest areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING	CORPORATION	OF	FLORIDA	AND SUBSIDIARIES
		Three Months Ended			Six Months Ended
(Dollars in thousands,		June 30,			June 30,
except per share data)		2010		2009	2010 2009
Summary of Earnings
Net loss		$(13,796)		$(63,000)	$(15,360)	$(67,760)
Net loss, available to common shareholders		(14,733)		(63,937)	(17,234)	(69,634)
Net interest income (1)		16,286		18,987	33,575	37,228
Performance Ratios
Return on average assets-GAAP basis (2), (3)		(2.61)%		(11.19)%	(1.46)	(5.98)%
Return on average tangible assets (2),(3),(4)		(2.58)		(2.36)	(1.43)	(1.59)
Return on average shareholders’ equity–GAAP basis (2), (3)		(30.73)		(119.76)	(18.66)	(63.62)
Net interest margin (1), (2)		3.27		3.65	3.36	3.54
Per Share Data
Net loss diluted-GAAP basis		$(0.25)		$(3.35)	$(0.29)	$(3.65)
Net loss basic-GAAP basis		(0.25)		(3.35)	(0.29)	(3.65)
Cash dividends declared		0.00		0.00	0.00	0.01

	June 30,		Increase/
	2010	2009	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$23,750	$23,649	0.4%
Net charge-offs to average loans	3.48%	2.89%	20.4
Loan loss provision year-to-date	$18,839	$37,879	(50.3)
Allowance to loans at end of period	3.10%	2.75%	12.7
Nonperforming loans	$90,885	$126,758	(28.3)
Other real estate owned	19,018	23,259	(18.2)

Total non-performing assets	$109,903	$150,017	(26.7)

Restructured loans (accruing)	$64,876	$14,789	338.7
Nonperforming assets to loans and other real estate owned at end of period	8.33%	9.33%	(10.7)
Nonperforming assets to total assets	5.25%	7.02%	(25.2)
Selected Financial Data
Total assets	$2,092,812	$2,136,735	(2.1)
Securities – Available for sale (at fair value)	384,449	337,746	13.8
Securities – Held for investment (at amortized cost)	9,332	22,299	(58.2)
Net loans	1,260,319	1,540,722	(18.2)
Deposits	1,715,894	1,756,422	(2.3)
Total shareholders’ equity	186,990	148,555	25.9
Common shareholders’ equity (7)	141,367	104,143	35.7
Book value per share common (7)	1.51	5.43	(72.2)
Tangible book value per share (7)	1.96	7.50	(73.9)
Tangible common book value per share (5), (7)	1.47	5.19	(71.7)
Average shareholders’ equity to average assets	7.82%	9.40%	(16.8)
Tangible common equity to tangible to assets (5),(6),(7)	6.60	4.66	41.6
Average Balances (Year-to-Date)
Total assets	$2,123,713	$2,285,808	(7.1)
Less: Intangible assets	3,818	54,874	(93.0)

Total average tangible assets	$2,119,895	$2,230,934	(5.0)

Total equity	$165,990	$214,782	(22.7)
Less: Intangible assets	3,818	54,874	(93.0)

Total average tangible equity	$162,172	$159,908	1.4

(1) Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.

(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

(7)	Reflects conversion of Series B Mandatorily Convertible Preferred Stock to Common Stock, adding 34,465,348 shares to outstanding common shares for total outstanding of 93,415,364 at June 30, 2010.

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2010	2009 2010		2009
Interest on securities:
Taxable	$3,326	$4,299	$7,053	$8,219
Nontaxable	57	76	126	160
Interest and fees on loans	17,393	21,638	35,770	44,798
Interest on federal funds sold and other investments	272	109	511	257

Total Interest Income	21,048	26,122	43,460	53,434
Interest on deposits	1,237	1,422	2,478	3,651
Interest on time certificates	2,847	4,772	6,073	10,530
Interest on borrowed money	747	1,008	1,479	2,159

Total Interest Expense	4,831	7,202	10,030	16,340

Net Interest Income	16,217	18,920	33,430	37,094
Provision for loan losses	16,771	26,227	18,839	37,879

Net Interest Income (Loss) After Provision for Loan Losses	(554)	(7,307)	14,591	(785)
Noninterest income:
Service charges on deposit accounts	1,452	1,562	2,824	3,147
Trust income	491	480	967	1,038
Mortgage banking fees	464	488	885	987
Brokerage commissions and fees	257	388	543	769
Marine finance fees	310	331	649	676
Debit card income	822	673	1,539	1,281
Other deposit based EFT fees	82	85	175	179
Merchant income	413	448	878	984
Other income	310	350	701	726

	4,601	4,805	9,161	9,787
Securities gains, net	1,377	1,786	3,477	1,786

Total Noninterest Income	5,978	6,591	12,638	11,573
Noninterest expenses:
Salaries and wages	6,776	6,761	13,238	13,649
Employee benefits	1,419	1,737	3,197	3,519
Outsourced data processing costs	1,852	1,806	3,728	3,697
Telephone / data lines	402	459	801	943
Occupancy	1,911	2,057	3,853	4,211
Furniture and equipment	585	678	1,194	1,329
Marketing	913	421	1,569	909
Legal and professional fees	1,602	1,603	3,703	2,995
FDIC assessments	1,039	2,026	2,045	2,903
Amortization of intangibles	246	314	561	629
Net loss on other real estate owned and
other asset dispositions	415	1,440	4,488	1,942
Goodwill impairment	0	49,813	0	49,813
Other	2,060	1,923	4,212	3,835

Total Noninterest Expenses	19,220	71,038	42,589	90,373
Loss Before Income Taxes	(13,796)	(71,754)	(15,360)	(79,585)
Benefit for income taxes	0	(8,754)	0	(11,825)

Net Loss	(13,796)	(63,000)	(15,360)	(67,760)

Preferred stock dividends and accretion on preferred stock discount	937	937	1,874	1,874

Net Loss Available to Common Shareholders	$(14,733)	$(63,937)	$(17,234)	$(69,634)
Per share common stock:
Net loss diluted	$(0.25)	$(3.35)	$(0.29)	$(3.65)
Net loss basic	(0.25)	(3.35)	(0.29)	(3.65)
Cash dividends declared	0.00	0.00	0.00	0.01
Average diluted shares outstanding	58,884,341	19,088,759	58,865,188	19,079,151
Average basic shares outstanding	58,884,341	19,088,759	58,865,188	19,079,151

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	December 31,	June 30,
(Dollars in thousands)	2010	2009	2009
Assets
Cash and due from banks	$28,971	$32,200	$32,020
Interest bearing deposits with other banks	283,314	182,900	43,632

Total Cash and Cash Equivalents	312,285	215,100	75,652
Securities:
Available for sale (at fair value)	384,449	393,648	337,746
Held for investment (at amortized cost)	9,332	17,087	22,299

Total Securities	393,781	410,735	360,045
Loans available for sale	7,372	18,412	16,454
Loans, net of unearned income	1,300,600	1,397,503	1,584,340
Less: Allowance for loan losses	(40,281)	(45,192)	(43,618)

Net Loans	1,260,319	1,352,311	1,540,722
Bank premises and equipment, net	37,668	38,932	42,879
Other real estate owned	19,018	25,385	23,259
Goodwill and other intangible assets	3,560	4,121	4,751
Other assets	58,809	86,319	72,973

	$2,092,812	$2,151,315	$2,136,735

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$276,455	$268,789	$284,326
Savings deposits	877,544	838,288	780,386
Other time deposits	288,310	326,070	328,937
Brokered time certificates	19,788	38,656	64,244
Time certificates of $100,000 or more	253,797	307,631	298,529

Total Deposits	1,715,894	1,779,434	1,756,422
Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	75,310	105,673	101,849
Borrowed funds	50,000	50,000	65,172
Subordinated debt	53,610	53,610	53,610
Other liabilities	11,008	10,663	11,127

	1,905,822	1,999,380	1,988,180
Shareholders’ Equity
Preferred stock — Series A	45,623	44,999	44,412
Preferred stock – Series B	47,876	0	0
Common stock	5,895	5,887	1,917
Additional paid in capital	177,552	178,096	99,804
Retained earnings	(94,184)	(78,200)	1,314)
Treasury stock	(6)	(855)	(1,458)

	182,756	149,927	145,989
Accumulated other comprehensive gain, net	4,234	2,008	2,566

Total Shareholders’ Equity	186,990	151,935	148,555

	$2,092,812	$2,151,315	$2,136,735

Common Shares Outstanding (1)	58,950,016	58,867,229	19,170,788

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date.

(1)	Conversion of Series B Mandatorily Convertible Preferred Stock adds 34,465,348 shares to outstanding common shares for total common shares outstanding of 93,415,364 at June 30, 2010.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
	Quarters
			2010					2009			Last 12
(Dollars in thousands, except per share data)	Second			First		Fourth		Third		Months

Net loss	$(13,796)			$(1,564)		$(38,149)		$(40,777)		$(94,286)
Operating Ratios
Return on average assets-GAAP basis (2),(3)	(2.61)%			(0.30)%			(6.91)%	(7.55)%		(4.40)%
Return on average tangible assets (2),(3),(4)	(2.58)			(0.26)		(6.89)		(7.53)		(4.37)
Return on average shareholders’
equity GAAP basis (2),(3)	(30.73)			(4.18)		(84.51)		(86.49)		(54.00)
Net interest margin (1),(2)	3.27			3.48		3.37		3.74		3.45
Average equity to average assets	8.49			7.13		8.18		8.73		8.14
Credit Analysis
Net charge-offs	$20,209			$3,541		$45,172		$40,142		$109,064
Net charge-offs to average loans	5.95	%		1.03	%	12.12	%	10.14	%	7.51	%
Loan loss provision	$16,771			$2,068		$41,514		$45,374		$105,727
Allowance to loans at end of period	3.10	%		3.18	%	3.23	%	3.25	%
Restructured Loans (accruing)	$64,876			$60,032		$57,433		$16,061
Nonperforming loans	$90,885			$96,321		$97,876		$153,981
Other real estate owned	19,018			19,076		25,385		26,819

Nonperforming assets	$109,903			$115,397		$123,261		$180,800

Nonperforming assets to loans and other real estate owned at end of period	8.33	%		8.29	%	8.66	%	11.80	%
Nonperforming assets to total assets	5.25			5.44		5.73		8.45
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	6.99			7.03		7.01		10.23
Per Share Common Stock
Net loss diluted-GAAP basis	$(0.25)			$(0.04)		$(0.73)		$(1.21)		$(1.90)
Net loss basic-GAAP basis	(0.25)			(0.04)		(0.73)		(1.21)		(1.90)
Cash dividends declared	0.00			0.00		0.00		0.00		0.00
Book value per share (5)	1.51			1.80		1.82		2.57
Average Balances
Total assets	$2,120,388			$2,127,074		$2,189,699		$2,142,228
Less: Intangible assets	3,669			3,969		4,274		4,590

Total average tangible assets	$2,116,719			$2,123,105		$2,185,425		$2,137,638

Total equity	$180,093			$151,731		$179,093		$187,057
Less: Intangible assets	3,669			3,969		4,274		4,590

Total average tangible equity	$176,424			$147,762		$174,819		$182,467

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) on available for sale securities because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	Reflects conversion of Series B Mandatorily Convertible Preferred Stock to Common Stock, adding 34,465,348 to outstanding common shares for total outstanding of 93,415,364 at June 30, 2010.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)
	June 30,	December 31,	June 30,
SECURITIES	2010	2009	2009
U.S. Treasury and U.S. Government Agencies	$5,312	$3,688	$1,103
Mortgage-backed	374,377	384,864	331,337
Obligations of states and political subdivisions	1,729	2,063	2,033
Other securities	3,031	3,033	3,273
Securities – Available for Sale	384,449	393,648	337,746
Mortgage-backed	5,364	12,853	17,570
Obligations of states and political subdivisions	3,968	4,234	4,729

Securities — Held for Investment	9,332	17,087	22,299

Total Securities	$393,781	$410,735	$360,045

	June 30,	December 31,	June 30,
LOANS	2010	2009	2009
Construction and land development	$106,825	$162,868	$307,708
Real estate mortgage	1,082,518	1,109,077	1,135,311
Installment loans to individuals	61,005	64,024	69,165
Commercial and financial	49,949	61,058	71,836
Other loans	303	476	320

Total Loans	$1,300,600	$1,397,503	$1,584,340

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2010					2009
	Second Quarter		First Quarter			Second Quarter

	Average	Yield/		Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate		Balance	Rate	Balance		Rate

Assets
Earning assets:
Securities:
Taxable	$388,538	3.42	%	$410,694	3.63%	$356,582	4.82	%
Nontaxable	5,703	6.10		6,256	6.71	7,048	6.53

Total Securities	394,241	3.46		416,950	3.73	363,630	4.86
Federal funds sold and other
investments	267,380	0.41		205,575	0.47	92,160	0.47
Loans, net	1,361,343	5.19		1,393,808	5.36	1,631,715	5.33

Total Earning Assets	2,022,964	4.22		2,016,333	4.52	2,087,505	5.03
Allowance for loan losses	(42,415)			(44,377)		(31,445)
Cash and due from banks	28,559			30,975		32,545
Premises and equipment	38,182			39,773		43,380
Other assets	73,098			84,370		126,807

	$2,120,388			$2,127,074		$2,258,792

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
NOW	$52,258	0.36	%	$53,408	0.41%	$53,723	0.55	%
Savings deposits	105,984	0.23		102,777	0.24	103,778	0.43
Money market accounts	726,018	0.62		693,205	0.66	650,911	0.76
Time deposits	574,658	1.99		635,535	2.06	682,970	2.80
Federal funds purchased and other short term borrowings	86,836	0.28		103,676	0.25	136,786	0.33
Other borrowings	103,610	2.65		103,610	2.61	118,832	3.02

Total Interest-Bearing Liabilities	1,649,364	1.17		1,692,211	1.25	1,747,000	1.65
Demand deposits (noninterest- bearing)	279,960			272,122		281,736
Other liabilities	10,971			11,010		19,059

Total Liabilities	1,940,295			1,975,343		2,047,795
Shareholders’ equity	180,093			151,731		210,997

	$2,120,388			$2,127,074		$2,258,792

Interest expense as a % of earning assets		0.96	%		1.05%		1.38	%
Net interest income as a % of earning assets		3.27			3.48		3.65

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2008
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and Land Development
Residential:
Condominiums	>$4 million	$30.6	$26.3	$19.6	$8.6
	<$4 million	26.6	21.1	13.0	8.8
Town homes	>$4 million	19.4	17.1	17.1	—
	<$4 million	4.4	2.9	4.6	6.1
Single Family Residences	>$4 million	20.8	21.2	13.5	11.9
	<$4 million	35.9	28.3	23.7	14.9
Single Family Land & Lots	>$4 million	85.1	64.3	40.3	22.1
	<$4 million	27.0	30.8	29.9	30.7
Multifamily	>$4 million	7.8	7.8	7.8	7.8
	<$4 million	24.8	26.2	22.9	19.0

TOTAL	>$4 million	163.7	136.7	98.3	50.4
TOTAL	<$4 million	118.7	109.3	94.1	79.5
GRAND TOTAL		$282.4	$246.0	$192.4	$129.9

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (continued)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2009
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and Land Development
Residential:
Condominiums	>$4 million	$8.4	$7.9	$5.3	$—
	<$4 million	7.9	8.8	3.7	6.1
Town homes	>$4 million	—	—	—	—
	<$4 million	4.2	2.3	—	—
Single Family Residences	>$4 million	6.6	6.5	—	—
	<$4 million	13.9	10.3	7.1	4.1
Single Family Land & Lots	>$4 million	21.8	21.8	5.9	5.9
	<$4 million	29.6	21.5	19.5	16.6
Multifamily	>$4 million	7.8	7.8	6.6	6.6
	<$4 million	17.0	9.8	9.5	8.3

TOTAL	>$4 million	44.6	44.0	17.8	12.5
TOTAL	<$4 million	72.6	52.7	39.8	35.1
GRAND TOTAL		$117.2	$96.7	$57.6	$47.6

QUARTERLY TRENDS – LOANS AT END OF PERIOD		(Unaudited)	(continued)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
		2010		Nonperforming
		1st Qtr	2nd Qtr	2nd Qtr	Number

Construction and Land Development
Residential:
Condominiums	>$4 million	$-	$-	$-	-
	<$4 million	0.9	0.9	0.9	1
Town homes	>$4 million	-	-	-	-
	<$4 million	—	—	—	—
Single Family
Residences	>$4 million	-	-	-	-
	<$4 million	3.9	3.6	0.3	4
Single Family Land &
Lots	>$4 million	5.9	5.9	5.9	1
	<$4 million	15.7	9.6	1.9	13
Multifamily	>$4 million	6.6	4.3	4.3	1
	<$4 million	8.1	8.2	2.9	4

TOTAL	>$4 million	12.5	10.2	10.2	2
TOTAL	<$4 million	28.6	22.3	6.0	22
GRAND TOTAL		$41.1	$32.5	$16.2	24

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$57.2	$47.4	$32.6	$17.4
Townhomes	23.8	20.0	21.7	6.1
Single family residences	56.7	49.5	37.2	26.8
Single family land and lots	112.1	95.1	70.2	52.8
Multifamily	32.6	34.0	30.7	26.8

	282.4	246.0	192.4	129.9
Commercial
Office buildings	29.1	31.1	27.8	17.3
Retail trade	60.4	63.6	68.5	68.7
Land	92.5	75.4	73.9	73.3
Industrial	16.9	20.8	20.7	13.3
Healthcare	1.0	1.0	—	—
Churches and educational facilities	—	0.1	—	—
Lodging	—	—	—	—
Convenience stores	1.8	—	—	—
Marina	26.8	28.9	30.5	30.7
Other	11.3	6.3	5.4	6.0

	239.8	227.2	226.8	209.3
Individuals
Lot loans	39.4	40.0	38.4	35.7
Construction	32.4	27.1	27.4	20.3

	71.8	67.1	65.8	56.0

Total construction and land development	594.0	540.3	485.0	395.2
Real estate mortgages
Residential real estate
Adjustable	317.6	318.8	316.5	329.0
Fixed rate	89.1	90.2	93.4	95.5
Home equity mortgages	91.7	93.1	84.3	84.8
Home equity lines	56.3	59.4	59.7	58.5

	554.7	561.5	553.9	567.8
Commercial real estate
Office buildings	144.3	142.3	143.6	146.4
Retail trade	83.8	93.5	101.6	111.9
Land	—	—	0.6	—
Industrial	104.3	93.3	92.2	94.7
Healthcare	39.9	33.6	31.6	29.2
Churches and educational facilities	40.2	36.5	35.6	35.2
Recreation	2.8	1.8	1.8	1.7
Multifamily	20.0	19.1	19.2	27.2
Mobile home parks	3.2	3.1	3.1	3.0
Lodging	27.9	28.0	26.7	26.6
Restaurant	8.0	9.0	8.6	6.2
Agricultural	12.4	9.0	8.7	8.5
Convenience stores	23.1	24.9	23.6	23.5
Other	40.1	41.6	42.5	43.6

	550.0	535.7	539.4	557.7

Total real estate mortgages	1,104.7	1,097.2	1,093.3	1,125.5
Commercial & financial	93.9	94.8	88.5	82.8
Installment loans to individuals
Automobile and trucks	24.1	23.0	21.9	20.8
Marine loans	33.3	25.2	26.0	26.0
Other	27.5	27.9	27.4	26.1

	84.9	76.1	75.3	72.9
Other	0.5	0.4	0.5	0.3

	$1,878.0	$1,808.8	$1,742.6	$1,676.7

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (continued)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$16.3	$16.7	$9.0	$6.1
Townhomes	4.2	2.3	—	—
Single family residences	20.5	16.8	7.1	4.1
Single family land and lots	51.4	43.3	25.4	22.5
Multifamily	24.8	17.6	16.1	14.9

	117.2	96.7	57.6	47.6
Commercial
Office buildings	17.4	13.8	13.8	13.9
Retail trade	70.0	55.9	23.0	3.9
Land	60.9	51.2	50.8	45.6
Industrial	9.0	8.5	8.2	2.5
Healthcare	5.7	6.0	4.8	4.8
Churches and educational facilities	—	—	—	—
Lodging	0.6	—	—	—
Convenience stores	—	—	—	—
Marina	31.6	30.0	28.1	6.8
Other	6.2	1.4	—	—

	201.4	166.8	128.7	77.5
Individuals
Lot loans	34.0	32.4	30.7	29.3
Construction	16.2	11.8	11.1	8.5

	50.2	44.2	41.8	37.8

Total construction and land development	368.8	307.7	228.1	162.9
Real estate mortgages
Residential real estate
Adjustable	333.1	328.0	325.9	289.4
Fixed rate	90.8	90.6	89.5	88.6
Home equity mortgages	85.5	83.8	83.9	86.8
Home equity lines	60.3	60.1	59.7	60.1

	569.7	562.5	559.0	524.9
Commercial real estate
Office buildings	140.6	141.6	144.2	132.3
Retail trade	109.1	120.0	151.4	164.6
Land	—	—	—	—
Industrial	95.3	93.0	89.3	88.4
Healthcare	28.3	30.9	25.4	24.7
Churches and educational facilities	34.8	34.6	30.8	29.6
Recreation	1.7	1.4	3.3	3.0
Multifamily	27.2	31.7	35.1	29.7
Mobile home parks	3.0	5.6	5.6	5.4
Lodging	26.3	26.3	25.6	25.5
Restaurant	6.1	5.1	5.0	4.7
Agricultural	8.2	11.8	12.0	11.7
Convenience stores	23.3	23.2	22.8	22.1
Other	43.0	47.6	34.0	42.4

	546.9	572.8	584.5	584.1

Total real estate mortgages	1,116.6	1,135.3	1,143.5	1,109.0
Commercial & financial	75.5	71.8	66.0	61.1
Installment loans to individuals
Automobile and trucks	19.4	18.0	16.6	15.3
Marine loans	26.3	26.9	26.8	26.4
Other	25.7	24.3	23.3	22.3

	71.4	69.2	66.7	64.0
Other	0.3	0.3	0.3	0.5

	$1,632.6	$1,584.3	$1,504.6	$1,397.5

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (continued)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2010
	1st Qtr	2nd Qtr

Construction and land development
Residential
Condominiums	$0.9	$0.9
Townhomes	—	—
Single family residences	3.9	3.6
Single family land and lots	21.6	15.5
Multifamily	14.7	12.5

	41.1	32.5
Commercial
Office buildings	13.7	—
Retail trade	3.9	—
Land	45.7	38.5
Industrial	2.5	0.3
Healthcare	—	—
Churches and educational facilities	—	—
Lodging	—	—
Convenience stores	—	—
Marina	6.8	—
Other	—	—

	72.6	38.8
Individuals
Lot loans	28.9	27.4
Construction	8.7	8.2

	37.6	35.6

Total construction and land development	151.3	106.9
Real estate mortgages
Residential real estate
Adjustable	290.5	295.9
Fixed rate	87.6	86.0
Home equity mortgages	89.1	79.0
Home equity lines	60.1	58.8

	527.3	519.7
Commercial real estate
Office buildings	131.1	128.2
Retail trade	163.5	155.9
Land	—	—
Industrial	81.7	84.0
Healthcare	29.1	29.4
Churches and educational facilities	29.1	28.5
Recreation	3.0	3.0
Multifamily	25.3	23.6
Mobile home parks	5.3	2.6
Lodging	23.5	23.4
Restaurant	4.7	4.6
Agricultural	11.4	10.8
Convenience stores	22.3	21.0
Other	41.0	47.8

	571.0	562.8

Total real estate mortgages	1,098.3	1,082.5
Commercial & financial	62.1	49.9
Installment loans to individuals
Automobile and trucks	14.4	12.9
Marine loans	25.3	27.3
Other	21.7	20.8

	61.4	61.0
Other	0.2	0.3

	$1,373.3	$1,300.6

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$(3.0)	$(9.8)	$(14.8)	$(15.2)
Townhomes	(1.2)	(3.8)	1.7	(15.6)
Single family residences	(2.3)	(7.2)	(12.3)	(10.4)
Single family land and lots	(4.3)	(17.0)	(24.9)	(17.4)
Multifamily	(1.9)	1.4	(3.3)	(3.9)

	(12.7)	(36.4)	(53.6)	(62.5)
Commercial
Office buildings	(1.8)	2.0	(3.3)	(10.5)
Retail trade	(8.6)	3.2	4.9	0.2
Land	9.9	(17.1)	(1.5)	(0.6)
Industrial	3.9	3.9	(0.1)	(7.4)
Healthcare	—	—	(1.0)	—
Churches and educational facilities	—	0.1	(0.1)	—
Lodging	(11.2)	—	—	—
Convenience stores	0.1	(1.8)	—	—
Marina	3.7	2.1	1.6	0.2
Other	1.4	(5.0)	(0.9)	0.6

	(2.6)	(12.6)	(0.4)	(17.5)
Individuals
Lot loans	—	0.6	(1.6)	(2.7)
Construction	(0.3)	(5.3)	0.3	(7.1)

	(0.3)	(4.7)	(1.3)	(9.8)

Total construction and land development	(15.6)	(53.7)	(55.3)	(89.8)
Real estate mortgages
Residential real estate
Adjustable	(1.9)	1.2	(2.3)	12.5
Fixed rate	1.6	1.1	3.2	2.1
Home equity mortgages	0.3	1.4	(8.8)	0.5
Home equity lines	(2.8)	3.1	0.3	(1.2)

	(2.8)	6.8	(7.6)	13.9
Commercial real estate
Office buildings	12.6	(2.0)	1.3	2.8
Retail trade	7.6	9.7	8.1	10.3
Land	(5.3)	—	0.6	(0.6)
Industrial	(1.2)	(11.0)	(1.1)	2.5
Healthcare	7.5	(6.3)	(2.0)	(2.4)
Churches and educational facilities	—	(3.7)	(0.9)	(0.4)
Recreation	(0.2)	(1.0)	—	(0.1)
Multifamily	6.2	(0.9)	0.1	8.0
Mobile home parks	(0.7)	(0.1)	—	(0.1)
Lodging	5.2	0.1	(1.3)	(0.1)
Restaurant	(0.2)	1.0	(0.4)	(2.4)
Agricultural	(0.5)	(3.4)	(0.3)	(0.2)
Convenience stores	(0.1)	1.8	(1.3)	(0.1)
Other	1.8	1.5	0.9	1.1

	32.7	(14.3)	3.7	18.3

Total real estate mortgages	29.9	(7.5)	(3.9)	32.2
Commercial & financial	(32.8)	0.9	(6.3)	(5.7)
Installment loans to individuals
Automobile and trucks	(0.9)	(1.1)	(1.1)	(1.1)
Marine loans	0.1	(8.1)	0.8	—
Other	(0.7)	0.4	(0.5)	(1.3)

	(1.5)	(8.8)	(0.8)	(2.4)
Other	(0.4)	(0.1)	0.1	(0.2)

	$(20.4)	$(69.2)	$(66.2)	$(65.9)

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Continued)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009				2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr

Construction and land development
Residential
Condominiums	$(1.1)	$0.4	$(7.8)	$(2.9)	$(5.2)	$—
Townhomes	(1.9)	(1.9)	(2.3)	—	—	—
Single family residences	(6.3)	(3.7)	(9.6)	(3.0)	(0.2)	(0.3)
Single family land and lots	(1.4)	(8.1)	(17.9)	(2.9)	(1.0)	(6.1)
Multifamily	(2.0)	(7.2)	(1.5)	(1.2)	(0.1)	(2.2)

	(12.7)	(20.5)	(39.1)	(10.0)	(6.5)	(8.6)
Commercial
Office buildings	0.1	(3.6)	—	0.1	(0.2)	(13.7)
Retail trade	1.3	(14.1)	(32.9)	(19.1)	—	(3.9)
Land	(12.4)	(9.7)	(0.4)	(5.2)	0.1	(7.2)
Industrial	(4.3)	(0.5)	(0.3)	(5.7)	—	(2.2)
Healthcare	5.7	0.3	(1.2)	—	(4.8)	—
Churches and educational facilities	—	—	—	—	—	—
Lodging	0.6	(0.6)	—	—	—	—
Convenience stores	—	—	—	—	—	—
Marina	0.9	(1.6)	(1.9)	(21.3)	—	(6.8)
Other	0.2	(4.8)	(1.4)	—	—	—

	(7.9)	(34.6)	(38.1)	(51.2)	(4.9)	(33.8)
Individuals
Lot loans	(1.7)	(1.6)	(1.7)	(1.4)	(0.4)	(1.5)
Construction	(4.1)	(4.4)	(0.7)	(2.6)	0.2	(0.5)

	(5.8)	(6.0)	(2.4)	(4.0)	(0.2)	(2.0)

Total construction and land development	(26.4)	(61.1)	(79.6)	(65.2)	(11.6)	(44.4)
Real estate mortgages
Residential real estate
Adjustable	4.1	(5.1)	(2.1)	(36.5)	1.1	5.4
Fixed rate	(4.7)	(0.2)	(1.1)	(0.9)	(1.0)	(1.6)
Home equity mortgages	0.7	(1.7)	0.1	2.9	2.3	(10.1)
Home equity lines	1.8	(0.2)	(0.4)	0.4	—	(1.3)

	1.9	(7.2)	(3.5)	(34.1)	2.4	(7.6)
Commercial real estate
Office buildings	(5.8)	1.0	2.6	(11.9)	(1.2)	(2.9)
Retail trade	(2.8)	10.9	31.4	13.2	(1.1)	(7.6)
Land	—	—	—	—	—	—
Industrial	0.6	(2.3)	(3.7)	(0.9)	(6.7)	2.3
Healthcare	(0.9)	2.6	(5.5)	(0.7)	4.4	0.3
Churches and educational facilities	(0.4)	(0.2)	(3.8)	(1.2)	(0.5)	(0.6)
Recreation	—	(0.3)	1.9	(0.3)	—	—
Multifamily	—	4.5	3.4	(5.4)	(4.4)	(1.7)
Mobile home parks	—	2.6	—	(0.2)	(0.1)	(2.7)
Lodging	(0.3)	—	(0.7)	(0.1)	(2.0)	(0.1)
Restaurant	(0.1)	(1.0)	(0.1)	(0.3)	—	(0.1)
Agricultural	(0.3)	3.6	0.2	(0.3)	(0.3)	(0.6)
Convenience stores	(0.2)	(0.1)	(0.4)	(0.7)	0.2	(1.3)
Other	(0.6)	4.6	(13.6)	8.4	(1.4)	6.8

	(10.8)	25.9	11.7	(0.4)	(13.1)	(8.2)

Total real estate mortgages	(8.9)	18.7	8.2	(34.5)	(10.7)	(15.8)
Commercial & financial	(7.3)	(3.7)	(5.8)	(4.9)	1.0	(12.2)
Installment loans to individuals
Automobile and trucks	(1.4)	(1.4)	(1.4)	(1.3)	(0.9)	(1.5)
Marine loans	0.3	0.6	(0.1)	(0.4)	(1.1)	2.0
Other	(0.4)	(1.4)	(1.0)	(1.0)	(0.6)	(0.9)

	(1.5)	(2.2)	(2.5)	(2.7)	(2.6)	(0.4)
Other	—	—	—	0.2	(0.3)	0.1

	$(44.1)	$(48.3)	$(79.7)	$(107.1)	$(24.2)	$(72.7)